EXHIBIT 4.3


                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made as of the ___ day of _____________, 19__, by and between Lakeside Bank, Chicago, Illinois as escrow agent (the "Escrow Agent") and Alaron.com Holding Corporation, a Delaware corporation (the "Company").

         1. Property Deposited in Escrow. All proceeds (the "Proceeds") of subscriptions (together with a list setting forth the name, address and social security number of each subscriber, and the amounts and dates of receipt of their respective subscriptions) for shares of common stock (the "Shares") in the Company received by the Company during the Initial Offering Period (as defined in paragraph 2.6 below) shall be deposited in escrow with the Escrow Agent within 48 hours of receipt. The Company shall deliver to all such prospective subscribers interim receipts for the amount of their funds deposited into escrows. Copies of such receipts shall be delivered to the Escrow Agent, said interim receipts to be substantially in the form of Exhibit A hereto.

         2. Authority of Escrow Agent. The Escrow Agent shall collect, hold, deal with and dispose of the Proceeds and any other property at any time held by it hereunder in the following manner:

         2.1 If, but only if, proceeds aggregating not less than $1,000,000 have been received during the Initial Offering Period, all proceeds and other property deposited in this escrow (excluding all interest accumulated on the Proceeds paid to subscribers pursuant to paragraph 2.2 below) shall as soon as practicable be paid over and delivered to the Company upon its written request and upon the Company's certification to the Escrow Agent that subscriptions aggregating not less than ______________ Shares have been received and accepted by the Company. Any interest which shall be accrued on the Proceeds during the period of the escrow shall concurrently be paid to the Company.

         2.2 If proceeds aggregating not less than $1,000,000 have not been received during the Initial Offering Period, prompt remittance of the Proceeds deposited in this escrow shall be made by the Escrow Agent to the subscribers, at their respective addresses shown on the list of subscriber names and addresses delivered to the Escrow Agent pursuant to paragraph 1 in the amounts shown thereon and without deductions of any kind or character. Any interest which shall be accrued on the Proceeds during the period of the escrow shall concurrently be paid to the subscribers pursuant to calculations and written instructions provided by the Company.




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         2.3 Prior to  delivery  of the  escrowed  Proceeds  to the  Company  as described in paragraph 2.2 above, the Company shall have no title to or interest in the Proceeds on deposit in this escrow or in any interest earned thereon, and such Proceeds and interest shall under no circumstances be subject to the liabilities or indebtedness of the Company.

         2.4 The Escrow Agent shall cause all Proceeds deposited in this escrow agreement to be maintained and invested as the Company shall from time to time direct by written instrument delivered to the Escrow Agent, in certificates of deposit, money market or savings accounts of the Escrow Agent which can be readily liquidated on twenty-four hours notice so that 100% of the Proceeds so deposited and interest thereon can, if necessary, be returned to subscribers in accordance with paragraph 2.2 above. In the event that 100% of the Proceeds so deposited are not realized upon such liquidation, the Company shall pay the difference into this escrow for distribution to the subscribers. The Escrow Agent shall incur no liability for any loss suffered so long as the Escrow Agent follows such directions.

         2.5 At any time prior to the termination of this escrow, for whatever reason, the Company may notify the Escrow Agent that a Subscription Agreement of a subscriber has not been accepted, or has only been partially accepted, and the Company may direct the Escrow Agent to return as soon thereafter as may be practicable any Proceeds held in this escrow for the benefit of such subscriber directly to such subscriber, without interest. If any check transmitted to the Escrow Agent in connection with a subscription shall remain uncollected for any reason, the Escrow Agent shall return such check, together with any other material or documents received by it in connection with such subscriptions, to the Company.

         2.6 The "Initial Offering Period" shall expire on ____________________ or, if extended in the discretion of the Company, on a date no later than
___________________.

         2.7 The Escrow Agent shall not be obligated to inquire as to the form, manner of execution or validity of any documents herewith or hereafter deposited pursuant to the provisions hereof, nor shall the Escrow Agent be obligated to inquire as to the identity, authority or rights of the persons executing the same. In case of conflicting demands upon it, said Escrow Agent may withhold performance under this escrow agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise.

         2.8 The Escrow Agent shall not be required to record separately on its books the name and address of each subscriber and the amount of each of their respective subscriptions as received, but shall keep the lists delivered to it pursuant to paragraph 1 above.

         3. Fees and Expenses of Escrow Agent. The fees and expenses of the Escrow Agent shall be as determined in accordance with the fee schedule annexed hereto as Exhibit














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B. All fees and  expenses  referred  to in this  paragraph  shall be paid by the
Company unless subscriptions are returned to all subscribers pursuant to paragraph 2.2 above, in which event such fees and expenses shall be paid by the Company. The Escrow Agent shall provide monthly statements to the Company. The Escrow Agent shall be paid its customary fee for any documents and/or copies other than the monthly account statements provided to the Company.

         4. Liability of Escrow Agent. The Escrow Agent shall not be personally liable for any act which it may do or omit to do hereunder in good faith and in the reasonable exercise of its own best judgment. Any act done or omitted by the Escrow Agent pursuant to the advice of its legal counsel shall be deemed conclusively to have been performed or omitted in good faith by the Escrow Agent and in no event shall it be liable or responsible for any loss to the Proceeds resulting from the investment thereof in accordance with the terms of this escrow agreement.

         5. Indemnification of Escrow Agent. The Company agrees to indemnify and hold harmless the Escrow Agent and its directors, officers, employees and agents from and against all costs, damages, judgments, attorneys' fees (whether such attorneys shall be regularly retained or specifically employed), expenses, obligations and liabilities of every kind and nature which the Escrow Agent may incur, sustain or be required to pay in connection with or arising out of this Escrow, and to pay the Escrow Agent on demand the amount of all such costs, damages, judgments, attorneys' fees, expenses, obligations and liabilities.

         6. Representations and Warranties of the Company. The Company warrants to and agrees with the Escrow Agent that, unless otherwise expressly set forth in this escrow agreement: there is no security interest in the Proceeds or any part thereof; no financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the proceeds or any part thereof; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the proceeds or any part thereof or to file any financing statement under the Uniform Commercial Code with respect to the Proceeds or any part thereof.

         7. Escrow Agent's Compliance with Court Orders, etc. If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court effecting such property, or any part hereof, then in any of such events, the Escrow Agent is authorized to rely upon and comply with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other







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person,  firm or  corporation  by reason of such  compliance,  even  though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         8. Resignation of Escrow Agent. The Escrow Agent may resign by giving ten days' written notice by certified mail, return receipt requested, sent to the undersigned at their respective addresses herein set forth; and thereafter, subject to the provisions of the preceding paragraph hereof, shall deliver all remaining deposits in said escrow to a successor escrow agent acceptable to all other parties hereto, which acceptance shall be evidenced by the joint written and signed order of the undersigned. If no such order is received by the Escrow Agent within thirty days after mailing such notice, it is unconditionally and irrevocably authorized and empowered to send any and all items deposited hereunder by registered mail to the respective depositors thereof.

         9. Amendments. The Escrow Agent's duties and responsibilities shall be limited to those expressly set forth in this escrow agreement, and the Escrow Agent shall not be subject to, nor obliged to recognize, any other agreement unless reference thereto is made herein; provided, however, with the Escrow Agent's written consent, this escrow agreement may be amended at any time or times by an instrument in writing signed by all of the undersigned.

         10. Governing Law. This escrow agreement shall be construed, enforced and administered in accordance wit the laws of the State of Illinois.

         11. Effectiveness. This agreement shall not become effective (and the Escrow Agent shall have no responsibility hereunder except to return the property deposited in escrow to the subscribers) until the Escrow Agent shall have received a certificate as to the names and specimen signatures of those individuals with authority to bind the Company and shall have advised the Company in writing that the same are in form and substance satisfactory to it.

         12. Termination. This escrow agreement shall terminate upon completion of the obligations provided in either paragraphs 2.1 or 2.2 hereof or as provided in paragraph 8 hereof.

         13. Notices. Any notice which the parties hereto are required or desire to give hereunder to any of the undersigned shall be in writing and may be given by mailing the same to the address of the undersigned by certified mail, return receipt requested, postage prepaid:

         If to the Escrow Agent:                     Lakeside Bank
                                                     55 West Wacker Drive
                                                     Chicago, IL   60601
                                                     Attention:  Vincent Tolve















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         If to the Company:                     Alaron.com Holding Corporation
                                                822 West Washington Street
                                                Chicago, IL   60607
                                                Attention:  Steven Greenberg

         Notices to or from the Escrow Agent hereunder shall be in writing and shall not be deemed to be given until actually received by the Escrow Agent or by the person to whom it was mailed, respectively. Whenever under the terms hereof the time for giving notice or performing an act falls upon a Saturday, Sunday or bank holiday, such time shall be extended to the Escrow Agent's next business day.

         IN WITNESS WHEREOF, the parties have executed this escrow agreement as of the date first above written.

                                            Alaron.com Holding Corporation

                                            By:_______________________________
                                                     Authorized Officer


                                            Officers of the Company:
                                            _______________________________
                                            _______________________________
                                            _______________________________
                                            _______________________________


ACCEPTED:
Lakeside Bank, Chicago, Illinois

By:__________________________________
     Vice President and Trust Officer


















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                                    EXHIBIT A

                                 INTERIM RECEIPT

                         Alaron.com Holding Corporation
                            (A Delaware Corporation)


__________________________________________
Name of Subscriber

__________________________________________
__________________________________________
__________________________________________
Address of Subscriber

__________________________________________
Telephone Number

__________________________________________
Social Security Number


         This receipt evidences the subscription for ______________ Shares during the Initial Offering period of Shares of Alaron.com Holding Corporation by the subscriber named above for a total price of $______________. Said amount shall be deposited with Lakeside Bank in Chicago, Illinois as Escrow Agent pursuant to an escrow agreement between it and Alaron.com Holding Corporation. Said subscription and payment for the Interest described above are governed by said escrow agreement. This receipt does not constitute final acceptance of such subscription by Alaron.com Holding Corporation.

Dated:__________________________


                                            Alaron.com Holding Corporation

                                            By:________________________________




















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